UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 12, 2014

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2014, Kenneth A. Chymiak, director and chairman of the board, resigned as a member of the Board of Directors of ADDvantage Technologies Group, Inc. (the "Company").  The Company's Board of Directors appointed Mr. David E. Chymiak, director and Chief Technology Officer, as chairman of the board.  The Company's Board of Directors is now composed of three independent directors and two non-independent directors, as defined by Nasdaq Listing Rule 5605.

On March 7, 2014, ADDvantage Technologies Group, Inc. (the “Company”) received notification from Nasdaq that it was no longer in compliance with Nasdaq’s independent director requirement as set forth in Listing Rule 5605. This rule requires that the Company’s Board of Directors be composed of a majority of independent directors.  On August 14, 2014, the Company received notification from Nasdaq that the Company is now in compliance with Listing Rule 5605 and the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
Date: August 15, 2014
By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer